Exhibit 10.36

English Translation of Chinese Language Agreement

CONFIDENTIAL

FULLY REDACTED VERSION

Supplemental Agreement to Acquisition Framework Agreement

THIS SUPPLEMENTAL AGREEMENT TO THE ACQUISITION FRAMEWORK AGREEMENT (the “Agreement”) is entered into by and among the following parties in Suzhou, Jiangsu Province, China on October 30, 2008:

PARTIES:

Beijing Feijie Investment Co., Ltd. (the “Acquirer”)

Legal representative: Qixian Kuang

Title: Executive Director

Zhuqun Peng (the “Controlling Party”)

Identity card number: 320626197005208816

The companies and individual industrial and commercial households listed in Schedule 1 (collectively, the “Transferors”)

In this Agreement, each of the Acquirer, the Controlling Party and the Transferors is separately referred to as a “Party” and collectively as the “Parties.” Unless specifically noted or otherwise specified, words or terms used in this Agreement, other than those defined herein, shall have the meanings specified in the Acquisition Framework Agreement.

RECITALS:

1.	WHEREAS the Acquirer, the Controlling Party and the Transferors have executed the acquisition framework agreement (the “Acquisition Framework Agreement”) on May 5, 2008.

2.	WHEREAS the Acquirer and the Controlling Party have executed the operation and management agreement (the “Operation and Management Agreement”) on May 5, 2008.

3.	WHEREAS, pursuant to the provisions of the Acquisition Framework Agreement entered into by the Parties, the Controlling Party and Suzhou Guanzhilin Mobile

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*****]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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Phones Hypermarket Co., Ltd. (“Suzhou Guanzhilin” and, together with the Controlling Party, the “Shareholders of Jiangsu Guanzhilin”) jointly formed Jiangsu Guanzhilin Mobile Phones Hypermarket Co., Ltd. (“Jiangsu Guanzhilin”) with a Registered Capital of RMB 100,000,000, in which the Controlling Party will contribute RMB 49,000,000, accounting for 49% of the total Registered Capital, and Suzhou Guanzhilin will contribute RMB 51,000,000, accounting for 51% of the total Registered Capital. By July 1, 2008, the Controlling Party and Suzhou Guanzhilin had contributed RMB 40,000,000 in total to the Registered Capital of Jiangsu Guanzhilin, in which Suzhou Guanzhilin paid RMB 20,400,000 and the Controlling Party paid RMB 19,600,000. A sum of RMB 60,000,000 has yet to be contributed, of which RMB 30,600,000 is to be paid by Suzhou Guanzhilin (the “Outstanding Contribution of Suzhou Guanzhilin”) and RMB 29,400,000 is to be paid by the Controlling Party (the “Outstanding Contribution of Controlling Party” and, together with the “Outstanding Contribution of Suzhou Guanzhilin, the “Outstanding Contributions”).

4.	WHEREAS the Acquirer signed a payment adjustment confirmation letter (the “Payment Adjustment Confirmation Letter”) on June 24, 2008, in which the Acquirer confirmed and agreed to certain adjustments to the payment of the Registered Capital contribution and the Acquisition Consideration of Jiangsu Guanzhilin.

5.	WHEREAS the word “Damaichang” (in Chinese) in Schedule 1 of the Acquisition Framework Agreement shall be amended to “Hypermarket,” certain other information specified in Schedule 1 of the Acquisition Framework Agreement shall be changed, and the “September 31, 2008” date referenced in the Acquisition Framework Agreement shall be amended to “September 30, 2008.”

6.	WHEREAS the name “Shanghai Yinqi Telecommunications Equipment Co., Ltd. Yancheng Guanzhi Mobile Phones Hypermarket” in Item 7 of Schedule 1 of the Acquisition Framework Agreement shall be changed to the correct name “Shanghai Yinqi Telecommunications Equipment Co., Ltd. Yancheng Guanzhilin Mobile Phones Hypermarket”(“Yancheng Hypermarket”), and the signatory party to the Acquisition Framework Agreement shall be Yancheng Hypermarket. Shanghai Yinqi Telecommunications Equipment Co. Ltd. (“Shanghai Yinqi”) passed a shareholder resolution on May 4, 2008, agreeing that Shanghai Yinqi shall enter into and perform the obligations under Acquisition Framework Agreement and other ancillary agreements with respect to the transfer of the assets and businesses of Yancheng Hypermarket.

7.

WHEREAS Jiangsu Guanzhilin, the subsidiaries listed in Schedule 2 (the “Jiangsu Subsidiaries” and, together with Jiangsu Guanzhilin, the “Jiangsu Companies”), the Controlling Party and the Transferors entered into the Asset and Business Acquisition Agreement (the “Asset and Business Acquisition Agreement”) on September 12,

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2008 and will enter into the Supplemental Agreement to the Asset and Business Acquisition Agreement (including all annexes thereto, the “Supplemental Asset and Business Acquisition Agreement”) with respect to the closing of the transfer of the Target Assets and the Target Businesses (collectively, the “Asset Closing”).

8.	WHEREAS pursuant to the provisions of the Acquisition Framework Agreement entered into by the Parties, after Jiangsu Guanzhilin acquires the Target Assets and the Target Businesses and completes the Asset Closing, Suzhou Guanzhilin shall transfer its 51% equity interests in Jiangsu Guanzhilin to the Acquirer (the “Target Equity Transfer”). The Acquirer and the Shareholders of Jiangsu Guanzhilin will enter into an equity transfer agreement (the “Equity Transfer Agreement”) with respect to the Target Equity, process the amendment registration with the Administration for Industry and Commerce for the equity transfer and enter into a supplemental agreement to the Equity Transfer Agreement (the “Supplemental Equity Transfer Agreement”) with respect to the transfer of the Target Equity.

9.	WHEREAS Articles 6 and 31 of the Acquisition Framework Agreement and Articles 16 and 17 of the Operation and Management Agreement preliminarily set forth provisions concerning the pledge of the equity already held or to be held by the Controlling Party in Jiangsu Guanzhilin (the “Controlling Party’s Equity”). The Controlling Party, the Acquirer and Jiangsu Guanzhilin will enter into an equity pledge agreement (including any supplemental agreements, the “Equity Pledge Agreement”) with respect to the detailed arrangement of the pledge of the Controlling Party’s Equity in Jiangsu Guanzhilin.

10	WHEREAS it is unanimously agreed by the Parties to modify and/or supplement parts of the provisions of the Acquisition Framework Agreement and the arrangement of the pledge of the Controlling Party’s Equity, and agree on relevant issues in connection with the Asset and Business Acquisition Agreement, the Supplemental Asset and Business Acquisition Agreement, the Equity Transfer Agreement, the Supplemental Equity Transfer Agreement and the Equity Pledge Agreement.

NOW, THEREFORE, the Parties have reached the following agreements through negotiations:

Article 1 The Parties hereby agree and confirm that: (1) relevant parties shall execute the Asset and Business Acquisition Agreement, the Supplemental Asset and Business Acquisition Agreement, the Equity Transfer Agreement, the Supplemental Equity Transfer Agreement, the Equity Pledge Agreement and other documents required for the purpose of performing the above agreements; (2) based on the provisions of the Acquisition Framework Agreement and this Agreement, the closing of the transfer of the Target Assets and Target Businesses under the Asset and Business Acquisition Agreement shall be

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executed pursuant to the provisions of the Asset and Business Acquisition Agreement and the Supplemental Asset and Business Acquisition Agreement, while the transfer of the Target Equity shall be executed pursuant to the provisions of the Equity Transfer Agreement and the Supplemental Equity Transfer Agreement, and the pledge arrangement of the Controlling Party’s Equity shall be executed pursuant to the Equity Pledge Agreement; (3) the Jiangsu Subsidiaries listed in Schedule 2 attached hereto shall also be the acquirer of the Target Assets and Target Businesses, together with Jiangsu Guanzhilin as the Acquirer of the Target Assets and Target Businesses; (4) the Acquirer and the Controlling Party shall enter into a supplemental agreement to the Operation and Management Agreement, stipulating that the business, finance, human resource and management of the Jiangsu Subsidiaries shall be incorporated into Jiangsu Guanzhilin’s operation and management system, the operating performance of the Jiangsu Subsidiaries shall be incorporated into Jiangsu Guanzhilin’s performance review system, and the financial condition of the Jiangsu Subsidiaries shall be audited and reviewed by the auditor selected by the Parties; (5) unless otherwise specified, “Target Assets,” “Shareholders of Newco,” “Registered Capital,” “the formation of Newco,” “transfer of the equity in Newco,” “transfer of the equity by the Controlling Party,” “Share Pledge” and other similar terms in the Acquisition Framework Agreement shall exclusively refer to Jiangsu Guanzhilin, and the terms stipulated in the Acquisition Framework Agreement with respect to “Guaranteed Net Profit Base,” “Undisclosed Liabilities,” “Annualized Net Profit,” “Net Profit,” “Audited Year,” “Sales Support Income,” “Operating Profit Index Lockup Period,” “Operating Profit Index,” “Performance Reward,” “Audit Reference Date,” “financial report,” “Affiliate,” “business objectives” and any other similar terms shall be used to assess, examine, calculate and review the performance of the Jiangsu Companies as a whole (the aforesaid terms shall apply to the Jiangsu Companies as a whole, unless the Acquirer agrees to adjust the applicability of such terms).

Article 2 The Parties hereby agree and confirm that: (1) the word “Damaichang” (in Chinese) in Schedule 1 of the Acquisition Framework Agreement shall be amended as “Hypermarket;” (2) the name “Shanghai Yinqi Telecommunications Equipment Co., Ltd. Yancheng Guanzhi Mobile Phones Hypermarket,” as in Item 7 of Schedule 1 of the Acquisition Framework Agreement shall be amended to the correct name “Shanghai Yinqi Telecommunications Equipment Co., Ltd. Yancheng Guanzhilin Mobile Phones Hypermarket,” and (3) the date “September 31, 2008” stated in the Acquisition Framework Agreement shall be amended to “September 30, 2008.” All Parties agree that the above amendments shall be made and the Acquisition Framework Agreement and other ancillary agreements and documents entered into pursuant to the Acquisition Framework Agreement (including, but not limited to: the Asset and Business Acquisition Agreement, the Supplemental Asset and Business Acquisition Agreement, the Equity Transfer Agreement, the Supplemental Equity Transfer Agreement, the Operation and Management Agreement and the Supplemental Agreement to the Operation and Management Agreement) shall be performed by the parties according to the above amendments.

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Article 3 The Parties agree and confirm that: (1) “Wujiang Guanzhilin Communications Equipment Co., Ltd.” in Item 2 of Schedule 1 of the Acquisition Framework Agreement has been renamed to “Wujiang Guanlin Telecommunications Equipment Co., Ltd.” (“Wujiang Guanlin”) and relevant agreements and documents shall be signed and issued by using the changed name; (2) Yancheng Hypermarket in Item 7 of Schedule 1 of the Acquisition Framework Agreement is a branch company of Shanghai Yinqi. Both the shareholders of Shanghai Yinqi and Shanghai Yinqi have agreed to transfer to the Jiangsu Companies the assets and businesses relating to the Target Assets and the Target Businesses controlled and owned by Shanghai Yinqi and owned or operated by Yancheng Hypermarket in accordance with the provisions of the Acquisition Framework Agreement, this Agreement, the Asset and Business Acquisition Agreement and the Supplemental Asset and Business Acquisition Agreement; (3) Schedule 1 of the Acquisition Framework Agreement does not include “Taicang Runzhilin Telecommunications Equipment Co., Ltd.” (“Taicang Runzhilin”). The Parties confirm and agree to add Taicang Runzhilin as one of the Transferors of the Target Assets and Target Businesses, which will, as a Party to the Acquisition Framework Agreement, enjoy and undertake the rights and obligations of the Transferors; (4) Schedule 1 of the Acquisition Framework Agreement will be updated by replacing it with Schedule 1 of this Agreement. Schedule 1 of this Agreement shall be used as the basis for the Parties to perform the Acquisition Framework Agreement and other relevant agreements and documents.

Article 4 The Parties agree that the Audit Reference Date as set forth in the Acquisition Framework Agreement shall be changed to October 31, 2008 (the “Audit Reference Date”); as of October 31, 2008, the Jiangsu Companies shall have completed the transfer of the Target Assets and the Target Businesses according to the previous agreements or other written agreements among the relevant parties and shall have obtained the relevant confirmation of the Acquirer and the Controlling Party and/or the shareholders of the Jiangsu Companies. Other practicable dates may be determined to be the Audit Reference Date upon agreement by the Parties. The dates relating to the Audit Reference Date in the Acquisition Framework Agreement and subsequent contracts, agreements or documents shall be dated accordingly.

Article 5 The Parties agree to further clarify the transfer and acquisition of the Target Equity and the calculation and payment of the Acquisition Consideration as below: (1) Suzhou Guanzhilin shall transfer to the Acquirer its 51% equity in Jiangsu Guanzhilin, including the rights relating to the paid contributions and the obligation relating to the Outstanding Contribution of Suzhou Guanzhilin, and the Acquirer shall accept the transfer of such 51% equity as well as the rights and obligations corresponding thereto; (2) without changing the formula set forth in Article 7 of the Acquisition Framework Agreement, since

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the Acquirer will take over the obligation to pay the Outstanding Contribution of Suzhou Guanzhilin, the Acquisition Consideration will be net of an amount equivalent to the Outstanding Contribution of Suzhou Guanzhilin, i.e. RMB 30,600,000, which will be directly used by the Acquirer to pay the Outstanding Contribution of Suzhou Guanzhilin when the Acquirer pays the Acquisition Consideration in installments pursuant to the provisions of this Agreement and the Supplemental Equity Transfer Agreement; (3) the Acquisition Consideration shall be paid according to the provisions of the Supplemental Equity Transfer Agreement.

Article 6 The Parties hereby agree that the following supplement shall be made to Article 1.15(a) of the Acquisition Framework Agreement: The Acquirer has been informed that the Controlling Party, the Transferors and the People’s Government of Muyang County, Jiangsu Province entered into an investment agreement on June 6, 2008 (the “Investment Agreement”). The tax return and any other preferential taxation treatment that Jiangsu Guanzhilin receives before the date of the annual audit report of the Audited Year based on the Investment Agreement shall be calculated to increase the Net Profit value according to Chinese accounting standards.

Article 7 The Parties hereby agree that, according to the Confirmation Letter, Section 2 and Section 3 of Article 8 of the Acquisition Framework Agreement shall be amended as follows:

Second Installment. Within three business days after the Closing Date, the Acquirer shall make deposits in the amount of RMB ******., of which RMB ***** * shall be paid to the account designated by the Controlling Party and Suzhou Guanzhilin, while RMB ****** shall be paid in the form of a contribution to the Registered Capital of Jiangsu Guanzhilin. The first and second installments shall together equal ****** of the Acquisition Consideration.

Third Installment. If the conditions set forth in Article 11 of this Agreement are satisfied, then within 30 days after the Closing Date, the Acquirer shall make deposits in the amount of RMB ******, an amount equal to ****** of the Acquisition Consideration.

*	Confidential material redacted and filed separately with the Securities and Exchange Commission.
*	Confidential material redacted and filed separately with the Securities and Exchange Commission.
*	Confidential material redacted and filed separately with the Securities and Exchange Commission.
*	Confidential material redacted and filed separately with the Securities and Exchange Commission.
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*	Confidential material redacted and filed separately with the Securities and Exchange Commission.

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Fourth Installment. If the Annualized Net Profits of Jiangsu Guanzhilin reach the Guaranteed Net Profit Base according to the audit report for the First Audited Year (from November 1, 2008 to December 31, 2009), then within 10 days after the auditor completes its audit of Jiangsu Guanzhilin for the First Audited Year and delivers its audit report, the Acquirer shall make a deposit in the amount of ****** of the Acquisition Consideration (RMB ******). The audit report shall be delivered no later than March 15, 2010. If the audit report is delayed because of the reasons set forth in Article 16 of this Agreement and Article 3.7 of the Supplemental Agreement to the Equity Transfer Agreement, the Acquirer’s ceasing of payment of the fourth installment shall not be deemed as a delayed payment of the Acquisition Consideration.

Fifth Installment. If the Net Profits of Jiangsu Guanzhilin reach the Operating Profit Index as defined herein and in the Operation and Management Agreement according to the audit report for the Second Audited Year, then within 10 days after the auditor completes its audit of Jiangsu Guanzhilin for the Second Audited Year (the calendar year 2010) and delivers its audit report, the Acquirer shall make a deposit in the amount of ****** of the Acquisition Consideration (RMB ******). The audit report shall be delivered no later than March 15, 2011. If the audit report is delayed because of the reasons set forth in Article 16 of this Agreement and Article 3.7 of the Supplemental Agreement to the Equity Transfer Agreement, the Acquirer’s failure to timely pay the fifth installment shall not be deemed as a delayed payment of the Acquisition Consideration.

Article 8 The Parties acknowledge that, since the Transferors’ sales volume and expenses for the calendar year 2007 conform to the guaranteed standards under Article 9 of the Acquisition Framework Agreement, according to the results of the due diligence investigation conducted by the auditor with respect to the Transferors’ financial conditions for the calendar year 2007, the adjusted payment schedule for the Acquisition Consideration under Article 11 of the Acquisition Framework Agreement will not apply.

Article 9 The closing condition with respect to delivery of inventory, as set forth under Article 22 (2)(a) of the Acquisition Framework Agreement, shall be amended as follows: The inventories of mobile phones and accessories shall be sold to the Jiangsu Companies, with the exception that the Value Added Tax invoices of inventory in the amount of RMB 971,659.83 transferred to Weifang Yuandu Guanzhilin Mobile Phones Hypermarket Co., Ltd. shall be issued by the Transferors prior to November 20, 2008, the amount of the Value

*	Confidential material redacted and filed separately with the Securities and Exchange Commission.
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*	Confidential material redacted and filed separately with the Securities and Exchange Commission.
*	Confidential material redacted and filed separately with the Securities and Exchange Commission.

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Added Tax invoices issued by the Transferors to the Jiangsu Companies prior to October 26, 2008 for such inventories shall not be less than 70% of the closing price for such inventories, and the remaining invoices shall be issued prior to October 30, 2008. If the Transferors fail to issue invoices according to the above provisions, thus causing any loss to the Jiangsu Companies or the Acquirer, the Transferors and the Controlling Party shall bear joint and several responsibility to compensate the relevant losses, and the Acquirer shall be entitled to directly deduct the amount of relevant losses from the Acquisition Consideration.

Article 10 The Controlling Party guarantees that the net assets in the consolidated financial statements of the Jiangsu Companies on the Audit Reference Date shall be no less than RMB 40,000,000. Otherwise, the Controlling Party and Suzhou Guanzhilin shall bear joint and several responsibility to make up the difference prior to the payment of the third installment of the Acquisition Consideration, or the Acquirer may directly deduct the difference from the third installment of the Acquisition Consideration. The lowest guaranteed value of the net assets on the Audit Reference Date in the Acquisition Framework Agreement shall be changed to RMB 40,000,000 accordingly.

The net assets mentioned herein: (1) shall be accounted for under the Chinese accounting standards; (2) if any amount in the RMB 60,000,000 Outstanding Contributions of Jiangsu Guanzhilin is paid before the Audit Reference Date, such amount shall not be included in the above guaranteed lowest net assets value of RMB 40,000,000.

Article 11 The Parties agree that only after all the conditions below are satisfied or waived by the Acquirer in writing will the Acquirer be obliged to pay the third installment of the Acquisition Consideration as agreed in the Supplemental Equity Transfer Agreement:

(1)	The conditions for the payment of the first and second installments of the Acquisition Consideration have been satisfied or waived by the Acquirer in writing.

(2)	The remaining Registered Capital of Jiangsu Guanzhilin in the amount of RMB 29,400,000 has been paid by the Controlling Party (capital verification and the amendment registration with the Administration for Industry and Commerce shall have been completed, subject to the newly issued business license).

(3)

The net assets of the Jiangsu Companies in the consolidated financial statements as at the Audit Reference Date shall not be less than RMB 40,000,000. If the net assets in the consolidated financial statements are less than RMB 40,000,000, the difference shall have been made up by the Controlling Party and/or Suzhou Guanzhilin. The Controlling Party guarantees to prepare the balance sheet as of October 31, 2008 and the income statement for the period ended October 31, 2008 of the Jiangsu Companies,

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as well as the consolidated financial statements of Jiangsu Guanzhilin prior to November 10, 2008. The Acquirer will examine these financial statements and the Jiangsu Companies shall actively assist in such examination.

(4)	At least 18 of the branches of Jiangsu Guanzhilin (including those already established and to be established, as listed in Schedule 3, hereinafter referred to as the “Branches of Jiangsu Guanzhilin”) have obtained all the licenses, permits, approvals, authorizations, exemptions, consents and recognitions needed for legally and effectively operating at the corresponding places of business (the “Completion of Registration”) and have obtained the Value Added Tax invoices (if needed for business).

(5)	The Controlling Party and Suzhou Guanzhilin have caused the Transferors to transfer the ownership of the domain names www.gzl.cc and www.guanzhilin.com to Jiangsu Guanzhilin and the amendment agreements to be signed with software providers with respect to Boyuan ERP System and Golden Abacus Financial System, under which the relevant contractual rights and obligations with respect to such systematical software are legally transferred to Jiangsu Companies.

Article 12 The portion of the net assets in excess of RMB 40,000,000 as set forth in the consolidated financial statements of the Jiangsu Companies, examined by the Acquirer, as of the Audit Reference Date, shall belong to the Controlling Party and/or Suzhou Guanzhilin. Within a reasonable period after the issuance date of the audit report ended March 31, 2009, the Controlling Party and the Acquirer shall negotiate to legally transfer the portion of the net assets in excess of RMB 40,000,000; with respect to the portion of the net assets which falls below RMB 40,000,000, the Controlling Party and Suzhou Guanzhilin shall bear joint and several liability to make up the difference prior to the payment of the third installment of the Acquisition Consideration, or the Acquirer may directly deduct the difference from the third installment of the Acquisition Consideration.

Article 13 If the net assets value set forth in the consolidated financial statements of the Jiangsu Companies as of the Audit Reference Date, as confirmed by the audit report ended March 31, 2009 (the Parties agree that, except for the down payment, deposit, cash pledge and other amounts of a similar nature paid to operators, lessors of retail stores and others during the ordinary course of business, any receivable in the consolidated financial statements as at the Audit Reference Date that is still not recovered by March 31, 2009 shall be deducted from the net asset value; the amount after deduction shall be the “Audited Net Asset Value”), is inconsistent with the net assets value as of the Audit Reference Date submitted by the Transferors to the Acquirer for its examination, then the audit report shall prevail. The portion in excess of RMB 40,000,000 for the Audited Net Asset Value shall belong to the Controlling Party and/or Suzhou Guanzhilin and, within a reasonable period, the Controlling Party and the Acquirer shall negotiate to legally transfer

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the portion of the Audited Net Asset Value in excess of RMB 40,000,000; with respect to the portion of the Audited Net Asset Value which falls below RMB 40,000,000, the Controlling Party and Suzhou Guanzhilin shall bear joint and several liability to make up the difference within ten days after such difference is confirmed, or the Acquirer may directly deduct the difference from the fourth installment of the Acquisition Consideration. The audit report shall be issued no later than June 30, 2009.

Article 14 If, on the payment date of the third installment of the Acquisition Consideration, the number of registered Branches of Guanzhilin is less than 18, the third installment shall be paid in proportion to the number of registered branches pursuant to the following formula: the third installment × number of registered Branches of Guanzhilin ÷ 25. The remaining part of the third installment shall be paid in a lump sum when all 25 Branches of Guanzhilin have been registered.

Article 15 The Parties agree that the Audited Year for Operating Profit Index shall commence November 2008. The First Audited Year shall begin November 1, 2008 and end December 31, 2009, and the Second Audited Year shall begin January 1, 2010 and end December 31, 2010.

Article 16 Subject to the Chinese accounting standards, the financial accounting and management of the Jiangsu Companies shall be in conformity with the accounting system, accounting methods, financial processes and internal control procedures (with the exception of the business operation system, rules, processes and procedures unrelated to financial accounting and audits) required by the Acquirer. The balance sheets, income statements and other financial reports prepared by the Jiangsu Companies and submitted to their respective boards of directors (including the reports and consolidated reports of Jiangsu Guanzhilin and its subsidiaries) shall be confirmed and signed by both the financial personnel assigned by the Acquirer and the financial personnel of the Jiangsu Companies. If the Jiangsu Companies fail to comply with the requirements of the Acquirer, the Acquirer may refuse to sign the financial reports. The Controlling Party agrees to cause the Jiangsu Companies to assist the Acquirer in implementing uniform financial and ERP management systems within twelve months after the execution of this Agreement, so as to standardize and manage financial and audit operations.

If the Controlling Party and/or the Jiangsu Companies refuse to comply with the requirements of the Acquirer and, as a result thereof, the auditor refuses to or is unable to issue an unqualified audit report for the First Audited Year by June 15, 2010 and for the Second Audited Year by June 15, 2011, it shall be deemed that the Transferors and the Controlling Party have materially breached this Agreement and the Acquirer may, at its option:

(1)	Terminate the Acquisition Framework Agreement, this Agreement, the Operation and

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Management Agreement, the Supplemental Agreement to the Operation and Management Agreement, the Equity Transfer Agreement and the Supplemental Equity Transfer Agreement, as well as other transaction documents in connection with this acquisition. The Controlling Party and Suzhou Guanzhilin shall bear joint and several liability to refund all the Acquisition Consideration paid by the Acquirer, pay liquidated damages to the Acquirer at an annual interest rate of 6.93% and compensate other actual losses incurred by the Acquirer (including, but not limited to, audit expenses, due diligence investigation expenses and appraisal expenses, but excluding the possible loss of obtainable gains of the Acquirer and the compensation by the Acquirer to any third party (if any));

(2)	Adjust the operation and management organization of Jiangsu Guanzhilin, including, but not limited to, the powers to appoint the chairman and nominate the general manager as stipulated in the Operation and Management Agreement (for example, the Acquirer may directly appoint the chairman, general manager and/or other senior management personnel). Such adjustment of operation and management shall exempt the Controlling Party from guaranteeing the Operating Profit Index for the remaining portion of the Operating Profit Index Lockup Period, and the Acquisition Consideration under such circumstance shall be calculated based on RMB 316,200,000.

The above options shall be selected at the discretion of the Acquirer. If the Acquirer selects to terminate the transaction, then the Controlling Party and Suzhou Guanzhilin shall refund all of the Acquisition Consideration paid, pay liquidated damages, and compensate the Acquirer for its actual losses within ten days upon receipt of such notice. Within ten days upon receipt of all the refunded and compensated amounts above, the Acquirer shall transfer its 51% equity in Jiangsu Guanzhilin to the Controlling Party and/or the party designated by the Controlling Party, free of charge, amend and sign the articles of association of Jiangsu Guanzhilin, handle the formalities of the amendment registration with the administration of industry and commerce, and refund the collected dividends (interest excluded) and/or distributable but waived dividends. If the Acquirer selects to make adjustments to the operation and management, the Controlling Party shall, within ten days upon receipt of such notice, sign and cause to be signed resolutions of a shareholders’ meeting and board meeting with respect to the appointment of a new chairman, general manager and/or other senior management personnel, cause to be amended and signed the articles of association of Jiangsu Guanzhilin and handle the formalities of the amendment registration with the administration of industry and commerce. The Acquirer shall pay the difference between the total Acquisition Consideration and the Acquisition Consideration already paid in a lump sum upon completion of all the above matters.

Article 17 The Controlling Party shall cause the Jiangsu Companies to reasonably assist the auditor (including Deloitte and any other auditor engaged by the Acquirer to issue an

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audit report of the consolidated financial statements prepared by the Acquirer) in the audit and review, reasonably assist the intermediary institutions (such as a legal and appraisal agency) engaged by the Acquirer for listing and other financing purposes in the due diligence investigation and appraisal, and timely provide complete, accurate and true data, information, documents and other related items so that the audit report, legal opinion, appraisal report, or other document can be issued in time.

Article 18 This Agreement is an annex to and forms an integral part of the Acquisition Framework Agreement. Except for the above modifications and supplements made in this Agreement, no other provisions of the Acquisition Framework Agreement has been modified or adjusted, and parties to the Acquisition Framework Agreement shall perform the Acquisition Framework Agreement. Where the Acquisition Framework Agreement conflicts with this Agreement, this Agreement shall prevail.

Article 19 This Agreement has four (4) counterparts, two (2) for the Acquirer and two (2) for the Controlling Party (representing the Transferors). Each counterpart shall have the same legal force.

The following schedules and annexes are made an integral part of this Agreement:

Schedule 1	List of the Transferors’ Companies/Individual Industrial and Commercial Households

Schedule 2	List of the Hangsu Subsidiaries

Schedule 3	List of the Branches of Guanzhilin

Signature page to the Supplemental Agreement to the Acquisition Framework Agreement

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Signature page to the Supplemental Agreement to the Acquisition Framework Agreement

The Acquirer: Beijing Feijie Investment Co., Ltd (Official Seal)

Signature:	/s/ Dongping Fei

Name of Authorized Representative: Dongping Fei

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Signature page to the Supplemental Agreement to the Acquisition Framework Agreement

The Controlling Party: Zhuqun Peng

Signature:	/s/ Zhuqun Peng

Identity card number: 320626197005208816

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Signature page to the Supplemental Agreement to the Acquisition Framework Agreement

The Transferors:

Signature of authorized representative:	/s/ Zhuqun Peng
Name of Authorized Representative:	Zhuqun Peng